                                                                    EXHIBIT 10.1

                     PATENT AND KNOW HOW LICENSE AGREEMENT
                     -------------------------------------


     This License Agreement, dated as of September 30, 1998, is among Owens-Corning Fiberglas Technology, Inc., an Illinois corporation, having its principal place of business at 7734 West 59th St., Summit, IL 60501 ("OC Tech"),
                                                                      -------
Owens Corning, a Delaware corporation, having its principal place of business at One Owens Corning Parkway, Toledo, Ohio 43659 ("Parent" and, together with OC
                                                ------
Tech, the "Seller"), and Advanced Glassfiber Yarns LLC, a Delaware limited
           ------
liability company (the "Company").
                        -------

     WHEREAS, pursuant to an LLC Interest Sale and Purchase Agreement, dated as of July 31, 1998 (the "SPA"; capitalized terms not defined herein shall have the
                       ---
meanings ascribed to them in the SPA or the Non-Compete Agreement, as applicable) among Parent, Company, and AGY Holdings, Inc. (as assignee of Glass Holdings Corp. under an assignment agreement dated as of September 28th, 1998), AGY Holdings, Inc. agreed to purchase from Seller a 51% membership interest ("Interest") in the Company;
                          --------

     WHEREAS, Seller and its Affiliates have technology (including patents and technical and business know how) related to the Business, and the parties have agreed that certain of the rights will be licensed from Seller to Company; and

     WHEREAS, Company has technology (including patents and technical and business know how) related to the Business, certain of which is also related to Seller's business and the parties have agreed that certain of the rights will be licensed by Company to Seller.

     NOW, THEREFORE, in consideration of the premises of and the mutual promises and agreements in the SPA and contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITIONS
     -----------

     As used in this License Agreement, the following defined terms shall have the meanings indicated below:

          (a)  "Business Know How" means the know how assigned to Company by the
                -----------------
Master Patent and Know How Assignment between the parties.

          (b)  "Business Products" has the meaning given thereto in the SPA and
                -----------------
further includes products made of High Strength Glass (as defined in Seciton 3.1(d) of the Non-Compete Agreement).

          (c)  "Business Patents" means all of the patents and patent
                ----------------
applications assigned to Company by, or pursuant to, the Master Patent and Know How Assignment.

          (d)  "Business Manufacturing Technology" has the meaning given thereto
                ---------------------------------
in the SPA.

          (e)  "Effective Date" means the date first above written.
                --------------

          (f)  "Manufacturing Facilities" means the portions of Seller's
                ------------------------
facilities at Aiken, South Carolina, Huntingdon, Pennsylvania, and South Hill, Virginia to be transferred to Company which do not include the portions of the Aiken and Huntingdon facilities at which Seller manufactures continuous filament mat or wet process mat.

          (g)  "Restricted Products" has the meaning given thereto in Section
               -------------------
1.2(a) of the Non-Compete Agreement.

          (h)  "Seller Licensed Know How" means such of Seller's and Seller's
                ------------------------
Affiliates' technical knowledge and data, formulations, processes, techniques, drawings and designs, unpatented inventions, operating manuals, manufacturing and quality control procedures, trade secrets, plans, accumulated experience, plant and tool design, installation instructions, raw material specifications, advertising procedures, sales promotion literature, and other know how of any kind as: (a) is in use, or has been used, or is or was under development for use, in the Manufacturing Facilities to manufacture Business Products on or before the Effective Date; (b) is necessary to the use of the Business Manufacturing Technology; or (c) is necessary to the continued manufacture of the Business Products using the Business Manufacturing Technology. Seller Licensed Know How does not include Business Know How, but does include, without limitation, the know how listed on Schedule C to this Patent and Know How License Agreement Notwithstanding the foregoing, Seller Licensed Know How does not include any know how relating to the coating of a glass fiber product with a conductive material, to the composition of such conductive material, or to any glass fiber product to be coated with a conductive material, except know how relating to the graphite coating process employed at the Huntingdon, Pennsylvania facility before the Effective Date.

          (i)  "Seller Licensed Patents" means all patents issued as of the
               -----------------------
Effective Date and all patents issuing worldwide in the future on patent applications pending as of the Effective Date, as well as patents issuing worldwide from later filed continuations, substitutions, or divisionals thereof, and any reissues thereof, that Seller owns as of the Effective Date, which are necessary to: (i) the use of the Business Manufacturing Technology; (ii) the continued manufacture of the Business Products using the Business Manufacturing Technology; or (iii) the use or sale of the Business Products, which patents and patent applications are listed in Schedule A to this Patent and Know How License Agreement. Notwithstanding the foregoing, Seller Licensed Patents does not include any patents or patent applications relating to the coating of a glass fiber product with a conductive material, to the composition of such conductive material, or to any glass fiber product to be coated with a conductive material, except patents or patent applications relating to the graphite coating process employed at the Huntingdon, Pennsylvania facility before the Effective Date.

          (j) "Seller Products" means glass fiber products including glass
               ---------------
fibers, direct roving, conventional roving, sliver, tow or skein, and mats and veils made from any of the foregoing, and whether or not coated, cut, sized, bonded, shaped, texturized, cured, lubricated, or treated, including without limitation all products manufactured by Seller or any Affiliates of Seller before the Closing Date, but excluding Business Products.

          (k) "S Glass" means glass having at least all of the following
               -------
constituents in the indicated ranges:

         ===============================================================
             Component         Lower Weight %        Upper Weight %
         ---------------------------------------------------------------
               SiO/2/               63.5                  72.0
         ---------------------------------------------------------------
               Al/2/O/3/            18.0                  26.0
         ---------------------------------------------------------------
               MgO                   9.0                  11.0
         ---------------------------------------------------------------
               Na/2/O                0.0                   0.5
         ===============================================================

          (l) "ZTY Winders" winders used at the Manufacturing Facilities and
               -----------
Guelph to wind Zero Twist Yarn products.

          (m) "ZTY Winder Technology" has the meaning given thereto in Section
               ---------------------
3.4 of this Patent and Know How License Agreement.

2.   TERM AND TERMINATION
     --------------------

     2.1  Term
          ----

     Unless otherwise earlier terminated as provided below, this License Agreement shall remain in effect (i) with respect to the patent license and sublicense under Sections 3.1 and 3.3, until the expiration of the last to expire of the Seller Licensed Patents, (ii) with respect to the patent license and sublicense under Sections 5.1 and 5.3, until the expiration of the last to expire of the Business Patents, and (iii) with respect to the know how license under Sections 3.2 and 5.2, perpetually.

     2.2  Remedies for Breach
          -------------------

     (a) If either party commits a material breach of any provision of this License Agreement and fails to correct such breach within thirty (30) days after written notice from the other party, neither party shall have the right to terminate this agreement or to suspend its performance hereunder and this Agreement shall not be terminable, but such party shall have available all other legal and equitable remedies to which it may be entitled.

     (b) Without limiting the foregoing, each party recognizes that irreparable injury will result from a breach of any provision of this Agreement not curable solely by the payment of money damages and that money damages will be inadequate to fully remedy such injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, either party, in addition to any other remedies available to it, will be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach, or (ii) compelling performance of any obligations which, if not performed, would constitute a breach. Nothing contained in Section 2.2(b) is intended to limit the rights of either party to seek or any court to enter any lawful form of equitable relief or any available provision of such relief ordered by the court, other than termination of this Agreement.

     2.3  Termination
          -----------

     Unless otherwise agreed by the parties before such transfer, this Patent and Know How License Agreement shall terminate immediately upon: (a) the transfer by the Company of any rights in any or all of the Business Patents, Business Know How, Seller Licensed Patents or Seller Licensed Know, or any tangible assets of the Company that incorporate any of the foregoing, to Compagnie Saint Gobain ("CSG") or any Affiliate thereof (unless Company believed in good faith, based upon reasonable inquiry, that the transferee entity was not at the time of the transfer an Affiliate of CSG); or (b) upon the Company becoming an Affiliate of CSG: (i) by CSG acquiring a majority of the voting rights or the right to elect a majority of the board of directors of the Company, Buyer or Porcher Industries; or (ii) through actions directly initiated or directly facilitated by the Company, Buyer or Porcher Industries. Contingent upon such termination, and in addition to the license grants in Sections 5.1 and
5.2 of this Patent and Know How License Agreement, Company hereby grants to Seller a worldwide, paid-up, royalty-free, non-exclusive license under the Business Patents and the Business Know How to make, have made, use, sell, import, and offer to sell Restricted Products.

3.   SELLER LICENSE GRANTS
     ---------------------

     3.1  Seller Patent License
          ---------------------

     Seller grants to Company a worldwide, paid-up, royalty-free license under the Seller Licensed Patents to make, have made, use, sell, import, and offer to sell Business Products and products other than Seller Products. With regard to Restricted Products, such license is exclusive, and with regard to Business Products other than Restricted Products, such license is sole (as to Seller and its Affiliates) for the Term of the Non-Compete Agreement, subject to the licenses listed in Schedule B of the Non-Compete Agreement and subject to the need for rights under the Seller Licensed Patents for Seller and/or its Affiliates to perform their obligations to Company and its Affiliates to manufacture and supply Business Products, glass marbles, and sliver and to fabricate and/or repair bushings pursuant to the various agreements pursuant to the SPA, including without limitation the Guelph Facility Supply Agreement, Battice Facility Supply Agreement, Glass Marble Supply Agreement, Sliver Supply Agreement, and Alloy Services Agreement (the "Seller Agreement Obligations"), and is non-exclusive thereafter. With regard to products other than Restricted Products, Business Products, and Seller Products, such license is non-exclusive.

     3.2  Seller Know How License
          -----------------------

     Seller grants to Company a worldwide, paid-up, royalty-free license under the Seller Licensed Know How to make, have made, use, sell, import, and offer to sell Business Products and products other than Seller Products. With regard to Restricted Products, such license is exclusive, and with regard to Business Products other than Restricted Products, such license is sole (as to Seller and its Affiliates) for the Term of the Non-Compete Agreement, subject to the licenses listed in Schedule B of the Non-Compete Agreement and subject to the need for rights under the Seller Licensed Know How for Seller and/or its Affiliates to perform the Seller Agreement Obligations, and is non-exclusive thereafter. With regard to products other than Restricted Products, Business Products, and Seller Products, such license is non-exclusive.

     3.3  Company Sublicense Rights
          -------------------------

     Company shall have the right to sublicense its rights under Sections 3.1 and 3.2, subject to the limitations of Section 3.4, provided that Company shall not have the right to sublicense its rights to CSG or any Affiliate thereof.

     3.4  ZTY Winder Technology
          ---------------------

     Company acknowledges that the technology embodied in the ZTY Winders ("ZTY
                                                                            ---
Winder Technology") is a particularly sensitive and valuable component of the
-----------------
Seller Licensed Know How, that Seller is particularly concerned that ZTY Winder Technology not be used by a competitor of Seller in the manufacture of Seller Products, and that the purchase price of the Business reflects Company's access to, and use of, the ZTY Winder Technology only for products other than Seller Products. Similarly, Company is concerned that Seller not use the ZTY Winder Technology to manufacture Restricted Products. Accordingly, each party shall have the right to inspect the other party's manufacturing facilities for a period of five years from the Effective Date. Such inspection rights shall be as follows:

     (i) inspections will be conducted by a neutral third party unaffiliated with either party and reasonably acceptable to both parties;

     (ii) the inspector shall prepare a report on the results of each such inspection, which reports shall include no information regarding Company's manufacturing facilities or operations other than whether ZTY Winder Technology is being, or has been, employed in the production of Seller Products, and shall include no information regarding Seller's manufacturing facilities or operations other than whether ZTY Winder Technology is being, or has been, employed in the production of Restricted Products, and the inspector shall supply such reports to both the Company and Seller;

     (iii) inspections may be conducted on 72 hours notice, during normal business hours, no more than one time per calendar year; and

     (iv) no inspections may be conducted after five years from the Effective Date.

Neither Company nor Seller shall initiate any legal proceeding against the other based on the results of any report within thirty (30) days of the inspector giving the report to the parties. If by the end of such thirty (30) day period the party that the inspector has determined to have misused the ZTY Winder Technology has not satisfied the other party that there was no such misuse or has not remedied the misuse to the other party's satisfaction, the other party may then pursue all of its remedies available under this Patent and Know How License Agreement. The sublicense right of Section 3.3 does not include the right to sublicense rights in such of the Seller Licensed Patents or Seller Licensed Know How as relate to the ZTY Winder Technology to any third party other than an entity which is an Affiliate of the Company on the Effective Date or a permitted assignee of the Company.

4.   DELIVERY OF KNOW HOW
     --------------------

     4.1  Business Know How At Manufacturing Facilities
          ---------------------------------------------

     Seller intends that all of the Business Know How will be in place at the Manufacturing Facilities on the Effective Date. Should Company subsequently determine that any Business Know How is not at the Manufacturing Facilities, Seller shall promptly deliver to Company such Business Know How as Company identifies to Seller.

5.   COMPANY LICENSE GRANT
     ---------------------

     5.1  Company Patent License
          ----------------------

     Company grants to Seller a worldwide, paid-up, royalty-free, license under the Business Patents to make, have made, use, sell, import, and offer to sell products other than Restricted Products and to perform all acts required for Seller and/or its Affiliates to perform the Seller Agreement Obligations. With respect to Seller Products, such license is exclusive, and with respect to products other than Restricted Products and Seller Products, such license is non-exclusive.

     5.2  Business Know How License
          -------------------------

     Company grants to Seller a worldwide, paid-up, royalty-free, license under the Business Know How to make, have made, use, sell, import, and offer to sell products other than Restricted Products and to perform all acts required for Seller and/or its Affiliates to perform the Seller Agreement Obligations. With respect to Seller Products, such license is exclusive, and with respect to products other than Restricted Products and Seller Products, such license is non-exclusive.

     5.3  Seller Sublicense Rights
          ------------------------

     Seller shall have the right to sublicense its rights under Sections 5.1 and 5.2.

     5.4  Company's Proprietary Rights to Business Patents and Business Know How
          ----------------------------------------------------------------------

     Except as provided in this Agreement, Company retains all title, patent, copyrights and other proprietary rights worldwide in the Business Patents and Business Know How, regardless of the media in which such Business Patents and Business Know How is embodied, now or in the future. Seller agrees not to dispute any of Company's ownership rights in the Business Patents and Business Know How. Seller agrees that it does not have any ownership or proprietary rights of any kind, express or implied, in the Business Patents and Business Know How, other than the licenses granted herein.

6.   CONFIDENTIALITY
     ---------------

     6.1  Company to Maintain Seller Licensed Know How Confidential
          ---------------------------------------------------------

     Company agrees to maintain the Seller Licensed Know How in confidence using the same degree of care as Company takes to safeguard its own proprietary information of the same general nature, but in no event shall Company use less than a reasonable degree of care, and to refrain from disclosing Seller Licensed Know How to others. Company agrees that it will not use, except for purposes expressly licensed under this License Agreement, any Seller Licensed Know How obtained directly or indirectly from Seller.

     6.2  Seller to Maintain Business Know How Confidential
          -------------------------------------------------

     Seller agrees to maintain the Business Know How in confidence using the same degree of care as Seller takes to safeguard its own proprietary information of the same general nature, but in no event shall Seller use less than a reasonable degree of care, and to refrain from disclosing

Business Know How to others. Seller agrees that it will not use, except for purposes expressly licensed under this License Agreement, any Business Know How obtained directly or indirectly from Company.

     6.3  Exclusions
          ----------

     (a) The obligations of confidentiality in Section 6.1 shall not apply to any information which:

          (i) was known to Company before the receipt of such information from Seller, as evidenced by written records or other reliable evidence, and such information was not directly derived from Seller or Seller Affiliates;

          (ii) is or becomes known to the general public through no fault of Company;

          (iii) is received by Company without restriction on its disclosure or in good faith from a third party purporting to have the right to transmit the same;

          (iv) is independently developed by employees of Company who have had no access to Seller Licensed Know How; and/or

          (v) is required to be disclosed to governmental authorities or courts as a result of operation of law, regulation, or court order, provided however, immediate written notice of such request by governmental authorities or courts must be provided to Seller, all reasonable steps must be taken by Company to restrict further disclosure of the affected information by such authorities or court, and information so disclosed shall not be otherwise removed from these secrecy obligations.

     (b) The obligations of confidentiality in Section 6.2 shall not apply to any information which:

          (i) is or becomes known to the general public through no fault of Seller;
          (ii) is received by Seller without restriction on its disclosure or in good faith from a third party purporting to have the right to transmit the same;

          (iii) is independently developed by employees of Seller who have had no access to Business Know How and/or

          (iv) is required to be disclosed to governmental authorities or courts as a result of operation of law, regulation, or court order, provided however, immediate written notice of such request by governmental authorities or courts must be provided to Seller, all reasonable steps must be taken by Seller to restrict further disclosure of the affected information by such authorities or court, and information so disclosed shall not be otherwise removed from these secrecy obligations.

     6.4  Engineering Services
          --------------------

     Company acknowledges that Seller has ongoing relationships with several engineering service providers, and that the providers have had access to proprietary information of Seller other than the Business Know How and the Seller Licensed Know How. Except for providers currently providing services relating to the Business Products under contracts which will be assigned to Company, Company shall not engage the services of any of the providers identified on Schedule B to this Patent and Know How License Agreement until, for each such service provider (a) Company gives notice to Seller of Company's intention to engage the services of the service provider; and (b) Seller enters into a confidentiality agreement with the designated service provider having terms and conditions reasonably acceptable to Seller for the protection of Seller's proprietary information within thirty (30) days of such notice. If Seller does not respond to such notice from Company within thirty (30) days, Seller shall be deemed to have waived the requirements of this Section 6.4.

     6.5  Alloy Fabrication Services
          --------------------------

     Pursuant to the Alloy Services Agreement between Company and Owens Corning executed on even date herewith, Owens Corning will provide to Company fabrication services for bushings that incorporate Seller Licensed Know How. If, as, and when permitted under the Alloy Services Agreement, Company may have such bushings fabricated by a third party and Company desires to do so, Company shall give Owens Corning notice of its desire to engage the services of a third party fabricator, and shall identify the bushing to be fabricated and the proposed fabricator. Upon execution of a confidentiality agreement between Seller and the designated fabricator having terms and conditions reasonably acceptable to Seller for the protection of Owens Corning's proprietary information embodied in the bushing (substantially in the form of the Confidentiality Agreement included as Exhibit A to this Patent and Know How License Agreement) and which shall not be unreasonably delayed, Owens Corning shall supply to the fabricator manufacturing drawings for the designated bushing.

     6.6  Other Third Party Services
          --------------------------

     If and when Company wishes to use the services of a third party to design or fabricate consolidation equipment (such as winders and choppers), furnaces or melters, in connection with which the third party requires access to Seller Licensed Know how to perform the services, Company shall give Seller notice of its desire to engage the services of such third party. Upon execution of a confidentiality agreement between Seller and the third party having terms and conditions reasonably acceptable to Seller for the protection of the Seller Licensed Know how

(substantially in the form of the Confidentiality Agreement included as Exhibit A to this Patent and Know How License Agreement), and which shall not be unreasonably delayed, Company may disclose such required Seller Licensed Know how to such third party. This Section 6.6 is a limited exception to Company's confidentiality obligation set forth in Section 6.1 hereof.

     6.7  Seller Design Services
          ----------------------
     (a) Upon written request, Seller shall provide to the Company engineering, design and technical services relating to the manufacture of Business Products upon terms and conditions mutually acceptable to the parties. For as long as Company is an Affiliate of Seller, Seller shall accord to such requests the same priority as it accords to such requests by its other Affiliates. Company agrees to pay Seller at Seller's standard rates then in effect which Seller charges its licensees for such services, as well as the actual traveling and living expenses incurred by Seller personnel hereunder.

     (b) In the event that Company desires Seller to prepare any specific designs, drawings, flow sheets, reports, manuals, equipment specifications, process descriptions, operating procedures, equipment and process control descriptions, method engineering studies, purchasing studies, engineering reports or any similar document or report relating to the Seller services, such document or report shall be furnished within such reasonable time as circumstances permit, taking into consideration the availability of Seller personnel and the requirements of Seller with respect to the services of such personnel, provided that Seller shall not be required to supply any such materials hereunder that Seller determines in its reasonable judgment to have been unreasonably requested in light of the intent and purposes of this Agreement. Company agrees to pay Seller at Seller's standard rates then in effect which Seller charges its licensees for such services.

     (c) Seller shall not be obligated to prepare or furnish any document or report which would disclose any information which Seller is at the time prevented from disclosing to Company by reason of government regulations, contractual obligations or other restrictions of any kind. Furthermore, nothing in this Agreement shall authorize the disclosure of, or access to, or obligate Seller to provide or make available, classified or restricted information, material or know-how of the government of the United States of America.

     6.8  Third Party Infringement
          ------------------------

     (a) The parties recognize a common interest in protecting the Business Patents, the Business Know How, the Seller Licensed Patents and the Seller Licensed Know How (the "Technology") and the parties' rights under this Agreement against third parties who may infringe the respective rights of the parties in the Technology. Accordingly, the parties agree that each of them will notify the other promptly after learning of facts which the party reasonably believes may constitute a third party infringement of the rights of either party in the Technology or the rights of the other party under this Agreement. Within 30 days after the receipt of each such notice, the parties and their counsel shall meet and confer with respect to such coordination of their enforcement efforts with respect to the possible infringement as they may mutually agree. The parties will make commercially reasonable efforts to cooperate with each other and to coordinate their respective enforcement activities, provided that no party will have any right to require the other to take or refrain from taking any specific action with respect to enforcement.

     (b) The parties contemplate that with respect to possible infringement of the Technology in connection with the production of Business Products or possible infringement of the Business Patents or Business Know How in connection with the production of products other than

Business Products and Seller Products ("Company Infringements"), Company will take the primary role in pursuing these infringement claims. In the event that Company elects not to proceed with the prosecution of any action with respect to a possible Company Infringement that can reasonably be expected to have a material adverse effect on Seller or its interest in the Technology if Company does not act with respect to the possible Company Infringement, Company will permit Seller, upon request and at its sole expense, to proceed in Company's name with the prosecution of any action with respect to stopping the possible Company infringement; provided that Company will have the right to approve of any settlement of any such action (which approval will not be unreasonably withheld or delayed). In the event that Company elects to proceed with the prosecution of any action with respect to a possible Company Infringement, upon request by Seller, Company will provide access to Seller to all pleadings and materials provided in the action to the extent allowed by law and will cooperate to permit Seller and its representatives, at Seller's expense, to monitor these proceedings and to make comments to Company with respect to them; provided that Company will not be obligated to take any specific action in response to these comments and further provided that Company will not be required to take any action that would impair its attorney client or attorney work product privileges or any applicable confidentiality agreement or order of court.

     (c) The parties contemplate that with respect to possible infringement of the Technology in connection with the production of Seller Products or possible infringement of the Seller Licensed Patents or Seller Licensed Know How in connection with the production of products other than Business Products and Seller Products ("Seller Infringements"), Seller will take the primary role in pursuing these infringement claims. In the event that seller elects not to proceed with the prosecution of any action with respect to a possible Seller Infringement that can reasonably be expected to have a material adverse effect of Company or its interest in the Technology if Seller does not act with respect to the possible Seller Infringement, Seller will permit Company, upon request and at its sole expense, to proceed in Seller's name with the prosecution of any action with respect to stopping the possible Seller Infringement; provided that Seller will have the right to approve of any settlement of any such action (which approval will not be unreasonably withheld or delayed). In the event that Seller elects to proceed with the prosecution of any action with respect to a possible Seller Infringement, upon request by Company, Seller will provide access to Company to all pleadings and material provided in the action to the extent allowed by law and will cooperate to permit Company and its representatives, at Company's expense, to monitor these proceedings and to make comments to Seller with respect to them; provided that Seller will not be obligated to take any specific action in response to these comments and further provided that Seller will not be required to take any action that would impair its attorney client or attorney work product privileges or any applicable confidentiality agreement or order of court.

     (d) No party may settle any infringement prosecution without the consent of the other party if the interest of the non-prosecuting party in the Technology or rights of such party under this Agreement would be materially adversely affected by the proposed settlement.

7.   SELLER REPRESENTATIONS, WARRANTIES AND COVENANTS
     ------------------------------------------------

     7.1  Necessary Authority
          -------------------

     Seller represents and warrants that it owns the Seller Licensed Patents and Seller Licensed Know How, and has the necessary authority and title to grant the licenses in Article 3 and to enter into and perform its obligations under this License Agreement and it has not acted in any way that would interfere with Company's rights as granted herein except as otherwise disclosed herein or in the SPA.

     7.2  Negation of Implications
          ------------------------

     (a)  Disclaimer of Liability
          -----------------------

     Seller shall not, as a result of the agreements set forth herein, be liable for any special, incidental, or consequential damages, including, but not limited to, personal injury, property damage, or shutdown or non-operation of any facility, however caused or under any theory of liability, whether based in contract, tort (including negligence), strict liability, patent infringement or otherwise and regardless of whether either party has been advised of the possibility of such damage, except to the extent of Seller's gross negligence or wilful misconduct or as permitted under the SPA.

     (b)  Third Party Rights, Infringement
          --------------------------------

     Seller makes no warranties with respect to freedom from alleged infringement of third party patents or freedom from third party infringers, and Seller is not under any obligation to hold Company harmless against such alleged infringement or third party rights nor to enforce its patent rights against alleged infringers; provided, however, that nothing in the foregoing shall limit Company's rights under the SPA.

     (c)  No Warranty of Validity or Patentability
          ----------------------------------------

     Seller does not warrant the validity of the patents or the patentability of the patent applications included in the Seller Licensed Patents; provided, however, that nothing in the foregoing shall limit Company's rights under the SPA.

     (d)  No Obligation to Maintain Seller Licensed Patents
          -------------------------------------------------

     Company understands and agrees that Seller has no obligation to maintain in force any of the Seller Licensed Patents; provided, that prior to permitting any Seller Licensed Patent to lapse or otherwise terminate, Seller will offer to Company the right to acquire such Seller Licensed Patent by means of an assignment of such Seller Licensed Patent to Company. Such patents assigned to Company shall thereafter be considered to be Business Patents.

     (e)  No Warranty of Commercial Utility
          ---------------------------------

     Seller makes no representation or warranty as to the commercial utility of the technology covered by the Seller Licensed Know How or the Seller Licensed Patents; provided, however, that nothing in the foregoing shall limit Company's rights under the SPA.

     (f)  No Other Licenses
          -----------------

     There is no implied license to Company under any patent or application for patent not specified herein and there are no understandings, written or oral, of any nature concerning this License Agreement or the licenses granted herein not covered by this written License Agreement. No license under any copyright or trademark of Seller is granted under this License Agreement. No obligation shall be implied for Seller to deliver any know how to Company other than the Business Know How. However, nothing in the foregoing shall limit Company's rights under the SPA.

8.   COMPANY REPRESENTATIONS, WARRANTIES, AND COVENANTS
     --------------------------------------------------

     8.1  Necessary Authority
          -------------------
     Company represents and warrants that it has authority to enter into this License Agreement.

     8.2  Negation of Implications
          ------------------------

     (a)  Disclaimer of Liability
          -----------------------

     Company shall not, as a results of the agreements set forth herein, be liable for any special, incidental, or consequential damages, including, but not limited to, personal injury, property damage, or shutdown or non-operation of any facility, however caused or under any theory of liability, whether based in contract, tort (including negligence), strict liability, patent infringement or otherwise and regardless of whether either party has been advised of the possibility of such damage, except to the extent of Company's gross negligence or wilful misconduct or as permitted under the SPA.

     (b)  Third Party Rights, Infringement
          --------------------------------

     Company makes no warranties with respect to freedom from alleged infringement of third party patents or freedom from third party infringers, and Company is not under any obligation to hold Seller harmless against such alleged infringement or third party rights nor to enforce its patent rights against alleged infringers; provided, however, that as of the Effective Date Company knows of no such infringement and provided further, that nothing in the foregoing shall limit Seller's rights under the SPA.

     (c)  No Warranty of Validity or Patentability
          ----------------------------------------

     Company does not warrant the validity of the patents or the patentability of the patent applications included in the Business Patents; provided, however, that nothing in the foregoing shall limit Seller's rights under the SPA.

     (d)  No Obligation to Maintain Business Patents
          ------------------------------------------

     Seller understands and agrees that Company has no obligation to maintain in force any of the Business Patents; provided, that prior to permitting any Business Patent to lapse or otherwise terminate, Company will offer to Seller the right to acquire such Business Patent by means of an assignment of such Business Patent to Seller. Such patents assigned to Seller shall thereafter be considered to be Seller Licensed Patents.

     (e)  No Warranty of Commercial Utility
          ---------------------------------

     Company makes no representation or warranty as to the commercial utility of the technology covered by the Business Know How or the Business Patents; provided, however, that nothing in the foregoing shall limit Seller's rights under the SPA.

     (f)  No Other Licenses
          -----------------

     There is no implied license to Seller under any patent or application for patent not specified herein and there are no understandings, written or oral, of any nature concerning this License Agreement or the licenses granted herein not covered by this written License Agreement. No license under any copyright or trademark of Seller is granted under this License Agreement.

9.   MISCELLANEOUS AGREEMENTS OF THE PARTIES
     ---------------------------------------

     9.1  Notices
          -------

          All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

          If to Company:        Advanced Glassfiber Yarns LLC
                                2556 Wagener Road
                                Aiken, South Carolina 29801
                                Fax:  803-643-1526
                                Attention:  General Manager

          With a copy to:       AGY Holdings, Inc.
                                3802 Robert Porcher Way
                                Greensboro, North Carolina 27410
                                Fax:  336-845-7718
                                Attention:  President

          And to:               Jefferson Holdings, Inc.
                                One Owens Corning Parkway
                                Toledo, Ohio 43659
                                Fax:  419-248-8445
                                Attention:  Corporate Secretary

          If to Owens Corning:  Owens Corning World Headquarters
                                One Owens Corning Parkway
                                Toledo, Ohio  43659
                                Fax:  419-325-1180
                                Attention: Secretary

          With a copy to:       Owens Corning World Headquarters
                                One Owens Corning Parkway
                                Toledo, Ohio  43659
                                Fax:  419-248-1723
                                Attention:  Law Department

          If to OC Tech:        Owens-Corning Fiberglas Technology, Inc.
                                7734 West 59th Street
                                Summit, IL  60501-0907
                                Fax:  708-563-9096
                                Attention:  Secretary

          With a copy to:       Owens Corning World Headquarters
                                One Owens Corning Parkway
                                Toledo, Ohio  43659
                                Fax:  419-248-1723
                                Attention:  Law Department

or to such other address as any such party shall designate by written notice to the other parties hereto.

     9.2  Assignability
          -------------

     This Agreement shall be binding upon and shall inure to the benefit of both parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this Section 9.2, Company, or any permitted assignee or transferee of Company, may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities, or any assignee of such entity or entities, providing financing for the transactions contemplated by this Agreement or to any entity or entities providing to Company, Company's Affiliates, or to any such permitted assignee of Company, financing relating to the Business (collectively, the "Financing Sources"), (ii) to any entity that is an Affiliate of the Company on the Effective Date, provided that (x) such Affiliate shall agree with Seller and its permitted assignees or transferees, if any, in writing to assume the Company's obligations hereunder and (y) any such assignment to an Affiliate of the Company shall not relieve the Company from its obligations hereunder or (iii) to any entity to which Company, or any assignee or transferee of Company, assigns, sells, transfers or otherwise conveys (A) all or substantially all of the assets constituting the Business (a "Complete Assignment") or (B) all or substantially all of the assets constituting either the Aiken Facility, the Huntington Facility or the South Hill Facility (a "Partial Assignment") provided that such entity or Affiliate is not CSG or any Affiliate thereof, and further provided that such acquiring entity agrees with and acknowledges in writing to Seller and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were Company and that such entity shall perform all of Company's obligations hereunder. Notwithstanding any nonassignment provisions contained in this
Section 9.2, Seller, or any permitted assignee or transferee of Seller, may assign or otherwise transfer some or all of its rights and/or obligations hereunder to any Affiliate of Seller, provided that (x) such Affiliate shall agree with Company and its permitted assignees or transferees, if any, in writing to assume the Seller's obligations hereunder and (y) any such assignment to an Affiliate of the Seller shall not relieve the Seller from its obligations hereunder. To the extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of, the legal successors, assigns, or representatives of the parties.

     9.3  Amendment; Waiver
          -----------------

     This License Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this License Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this License Agreement and in connection with the closing hereunder. The waiver by any party hereto of a breach of any provision of this License Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9.4  Third Parties
          -------------
     This License Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

     9.5  Governing Law
          -------------

     This License Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     9.6  Entire Agreement
          ----------------

     This License Agreement and the Schedules and Exhibits hereto supersede any prior agreement between the parties with respect to the subject hereof, and constitute the entire agreement between the parties with respect to the subject hereof.

     9.7  Section Headings
          ----------------

     The section headings contained in this License Agreement are for reference purposes only and shall not affect the meaning or interpretation of this License Agreement.

     9.8  Severability
          ------------

     If any provision of this License Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this License Agreement shall not be affected and shall remain in full force and effect.

     9.9  Counterparts
          ------------

     This License Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Patent and Know How License Agreement to be duly executed as of the Effective Date.

                                  OWENS CORNING


                                  By: /s/ Charles E. Dana
                                     -----------------------
                                     Name:  Charles E. Dana
                                     Title: Vice President

                                  OWENS-CORNING FIBERGLAS
                                  TECHNOLOGY, INC.

                                  By: /s/ Charles E. Dana
                                     -----------------------
                                     Name:  Charles E. Dana
                                     Title: Representative


                                  ADVANCED GLASSFIBER YARNS LLC


                                  By: /s/ Robert B. Fisher
                                     -----------------------
                                     Name:  Robert B. Fisher
                                     Title: General Manager